                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to'SS'. 240.14a-11(c) or'SS'. 240.14a-12

                                VITAL SIGNS, INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:
    2. Aggregate number of securities to which transaction applies:
    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4. Proposed maximum aggregate value of transaction:
    5. Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:
    2. Form, Schedule or Registration Statement No.:
    3. Filing Party:
    4. Date Filed:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                               VITAL SIGNS, INC.

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Vital Signs, Inc. (the 'Company' or 'Vital Signs') will be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Monday, September 29, 2003 at 10:00 a.m. local time, to consider and act upon the following:

        1. The election of five directors as described in the attached proxy statement.

        2. The approval of the Vital Signs 2003 Investment Plan, to replace the Company's prior Investment Plan, which expires in January 2004.

        3. To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on August 29, 2003 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting.

                                             By Order of the Board of Directors

                                             /s/ Jay Sturm
                                             ----------------------------------
                                             Secretary

Totowa, New Jersey
September 2, 2003

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. RETURNING THE PROXY WILL NOT LIMIT YOUR RIGHT TO VOTE AT THE MEETING IF YOU LATER DECIDE TO ATTEND IN PERSON.

                               VITAL SIGNS, INC.
                                 20 CAMPUS ROAD
                            TOTOWA, NEW JERSEY 07512
                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    The following statement is furnished in connection with the solicitation of proxies by the Board of Directors of Vital Signs, Inc. (the 'Company' or 'Vital Signs'), a New Jersey corporation. Such proxies are to be used at the Company's Annual Meeting of Shareholders to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on September 29, 2003 commencing at 10:00 a.m., local time. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about September 2, 2003.

SHAREHOLDERS ENTITLED TO VOTE

    Only holders of record of the Company's Common Stock (the 'Common Stock') at the close of business on August 29, 2003 (the record date fixed by the Board of Directors) will be entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the record date, there were 12,905,100 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each such share is entitled to one vote and there is no right to cumulate votes in the election of directors.

VOTING; REVOCATION OF PROXY; QUORUM AND VOTE REQUIRED

    A form of proxy is enclosed for use at the Annual Meeting if a shareholder is unable to attend in person. Each proxy may be revoked at any time before it is exercised by giving written notice to the Secretary of the Annual Meeting or by submitting a duly executed, later-dated proxy. All shares represented by valid proxies pursuant to this solicitation (and not revoked before they are exercised) will be voted as specified in the form of proxy. If the proxy is signed but no specification is given, the shares will be voted FOR:

      election of the Board's nominees to the Board of Directors; and

      approval of the Vital Signs 2003 Investment Plan.

A majority of the shares outstanding on the record date will constitute a quorum for purposes of the Annual Meeting. Assuming that a quorum is present, the election of directors will be effected by a plurality vote of the votes cast at the Annual Meeting and approval of the Vital Signs 2003 Investment Plan will require a majority of the votes cast at the Annual Meeting. For purposes of determining the votes cast with respect to any matter presented for consideration at the Annual Meeting, only those votes cast 'for' or 'against' are included. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the Annual Meeting.

COSTS OF SOLICITATION

    The entire cost of soliciting these proxies will be borne by the Company. In following up the original solicitation of the proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the Common Stock and may reimburse them for their expenses in so doing. If necessary, the Company may also use its officers and their assistants to solicit proxies from the shareholders, either personally or by telephone or special letter.

PRINCIPAL SHAREHOLDERS; BENEFICIAL OWNERSHIP OF DIRECTORS AND OFFICERS

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of July 1, 2003 by (i) each person who is known by the Company to own beneficially more than five percent of the Common Stock;
(ii) trusts maintained for the benefit of the children of Terry D. Wall, the

Company's principal shareholder and chief executive officer; (iii) each Named Executive Officer (as defined herein), director and nominee of the Company; and
(iv) all directors, nominees and current executive officers of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the table below only to the extent that such options may be exercised by August 30, 2003.

                        SHAREHOLDER                            NUMBER     PERCENT(12)
                        -----------                            ------     -----------
Terry D. Wall (1)(2)........................................  4,285,926       32.9%
Trusts for the benefit of the minor children of Terry D.
  Wall (Anthony J. Dimun, trustee) (1)(3)...................  2,420,327       18.7
Anthony J. Dimun, individually and as trustee (1)(3)........  2,553,529       19.7
Putnam, LLC, One Post Office Square, Boston, MA
  02109 (4).................................................    720,876        5.5
C. Barry Wicker (5).........................................    338,265        2.6
David J. Bershad (6)........................................    108,789          *
Joseph F. Bourgart (7)......................................     --              *
Howard W. Donnelly (8)......................................      3,750          *
David H. MacCallum..........................................     --              *
Richard L. Robbins (9)......................................      4,000          *
George A. Schapiro (10).....................................      3,750          *
Frederick S. Schiff.........................................      1,661          *
Joseph J. Thomas............................................     --              *
All directors, nominees and current executive officers as a
  group (eleven persons) (11)...............................  7,306,920       55.3

---------
   *  Represents less than one percent.

 (1) The business address of Mr. Wall and the above-mentioned trusts is c/o Vital Signs, Inc., 20 Campus Road, Totowa, New Jersey 07512. The business address of Mr. Dimun is c/o Strategic Concepts, LLC, 46 Parsonage Hill Road, Short Hills, New Jersey 07078.

 (2) Includes 3,440,894 shares owned by Mr. Wall directly, 706,748 shares owned by Carol Vance Wall, Mr. Wall's wife, 34,332 shares held in the Company's 401(k) plan on Mr. Wall's behalf and 103,952 shares covered by options exercisable by Mr. Wall. Excludes shares held in trust for the benefit of the Walls' minor children (which shares may not be voted or disposed of by Mr. Wall or Carol Vance Wall) and shares held by a charitable foundation established by Mr. Wall and Carol Vance Wall. Mr. Wall and Carol Vance Wall have pledged 4,041,272 shares as collateral to a brokerage firm as security for a loan made to them. Based on the closing sale price of the Common Stock on June 30, 2003, the value of the shares held as collateral on this loan represented more than 700% of the outstanding balance on this loan as of June 30, 2003. Upon any default under this loan, the shares collateralizing such loan may be sold in the market. The number of shares so sold in the market may negatively impact the market price of the Common Stock. Depending upon the number of shares sold and the number of shares that could similarly be sold in connection with the loans described in the next footnote, such sales could result in a change in control of the Company.

 (3) As trustee of the trusts maintained for the benefit of the minor children of Terry D. Wall, Anthony J. Dimun has the power to vote and dispose of each of the shares held in such trusts and thus is deemed to be the beneficial owner of such shares under applicable regulations of the Securities and Exchange Commission. Mr. Dimun is also deemed to be the beneficial owner of 700 shares held in certain insurance trusts established by Mr. Wicker. He is also deemed to be the beneficial owner of 79,700 shares held by the charitable foundation described above. Accordingly, the shares reflected in the table above as shares beneficially owned by Mr. Dimun include shares held by Mr. Dimun for such trusts and foundation, 20,644 shares owned by Mr. Dimun individually and 32,138 shares covered by options exercisable by Mr. Dimun. The trusts established for the Walls' children have

                                              (footnotes continued on next page)

(footnotes continued from previous page)

      pledged their shares as collateral to a financial institution to secure loans made to them. The Company has agreed to register such shares for resale, at the trusts' expense, in the event that such financial institution acquires such shares upon a default and thereafter desires to sell such shares. Based on the closing sale price of our common stock on June 30, 2003, the value of the shares held as collateral on these loans represented more than 400% of the outstanding balance on these loans as of June 30, 2003. Upon any default under these loans, the shares collateralizing such loans may be sold in the market. The number of shares so sold in the market may negatively impact the market price of the Common Stock. Depending upon the number of shares sold and the number of shares that could similarly be sold in connection with the loan described in the immediately preceding footnote, such sales could result in a change in control of the Company.

 (4) In a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003, Putnam, LLC stated that it has shared voting power with respect to 196,276 shares and shared dispositive power with respect to 720,876 shares. The
      Schedule 13G further states that the shares of Common Stock reported consist of securities beneficially owned by subsidiaries of Putnam, LLC which are registered investment advisors, which in turn include securities beneficially owned by clients of such investment advisors, which clients may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients.

 (5) Includes 268,927 shares owned by Mr. Wicker directly, 13,454 shares held in the Company's 401(k) plan on Mr. Wicker's behalf, and 55,884 shares covered by options exercisable by Mr. Wicker. Excludes shares held in insurance trusts maintained for the benefit of Mr. Wicker's children, which shares may not be voted or disposed of by Mr. Wicker or his wife.

 (6) Includes 24,267 shares owned by Mr. Bershad directly, 2,000 shares owned by Mr. Bershad's wife as to which Mr. Bershad disclaims beneficial ownership, and 82,522 shares covered by options exercisable by Mr. Bershad.

 (7)  Mr. Bourgart, the Company's Executive Vice President of
      Business Development and Chief Financial Officer during the fiscal year ended September 30, 2002, resigned in January
      2003.

 (8) These 3,750 shares are covered by options exercisable by Mr. Donnelly.

 (9) These 4,000 shares are covered by options exercisable by Mr. Robbins.

(10) These 3,750 shares are covered by options exercisable by Mr. Schapiro.

(11) Includes 292,246 shares covered by options exercisable by the Company's executive officers, directors and nominees, and 47,786 shares held in the Company's 401(k) plan; also includes shares held in trust by Mr. Dimun for Mr. Wall's children and pursuant to certain insurance trusts established by Mr. Wicker and shares held by a charitable foundation established by Terry and Carol Vance Wall.

(12)  Percent of class is based on 12,911,538 shares of Common
      Stock outstanding on July 1, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and 10% shareholders to file with the Securities and Exchange Commission certain reports regarding such persons' ownership of the Company's securities. The Company is required to disclose any failures to file such reports on a timely basis. The Company is not aware of any such untimely filings for the fiscal year ended September 30, 2002.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

    Unless a shareholder either indicates 'withhold authority' on his proxy or indicates on his proxy that his shares should not be voted for certain nominees, it is intended that the persons named in the proxy will vote for the election of the persons named in Table I below to serve until the expiration of their respective terms and thereafter until their successors shall have been duly elected and qualified. If elected, three of the nominees will serve for three year terms and two of the nominees will serve for one year terms. Discretionary authority is also solicited to vote for the election of a substitute for any of said nominees who, for any reason presently unknown, cannot be a candidate for election. Each of the nominees is currently a member of the Company's Board of Directors.

    Table I sets forth the names and ages (as of July 1, 2003) of the nominees for election to the Board of Directors, the positions and offices presently held by each such person within Vital Signs, the period during which each such person has served on the Company's Board of Directors, the expiration of their respective terms and the principal occupations and employment of each such person during the past five years. Table II sets forth comparable information with respect to those directors whose terms of office will continue beyond the date of the Annual Meeting. Unless otherwise indicated, positions have been held for more than five years.

                                    TABLE I
                       NOMINEES FOR ELECTION AS DIRECTORS

                                    EXPIRATION
                         DIRECTOR     OF TERM
     NAME AND AGE         SINCE     IF ELECTED                 BUSINESS EXPERIENCE(A)
     ------------         -----     ----------                 ----------------------
David J. Bershad, 63       1991        2006       Member of the law firm of Milberg Weiss Bershad
                                                    Hynes & Lerach LLP.

Anthony J. Dimun, 59       1987        2006       Chairman of Nascent Enterprises, LLC (consulting
                                                    firm) (May 1, 2001 to present); Executive Vice
                                                    President, Chief Financial Officer and
                                                    Treasurer of the Company (1991 to May 1,
                                                    2001); Secretary of the Company (December 1991
                                                    to December 1998); Principal Owner, Strategic
                                                    Concepts, Inc. (financial and acquisition
                                                    advisory firm) (1988 to present).

Howard W. Donnelly, 42     2002        2006       Consultant (May 2002 to present); President of
                                                    Level 1, Inc. (medical device manufacturer and
                                                    a wholly-owned subsidiary of Smith Industries)
                                                    (March 1999 to April 2002); Vice President of
                                                    Business Planning and Development, Pfizer (a
                                                    pharmaceutical company) (1997 to 1999).

Richard L. Robbins, 62     2003        2004       Partner, Robbins Consulting LLP (financial,
                                                    strategic and management consulting firm)
                                                    (July 2002 to present); Partner of Arthur
                                                    Andersen LLC (1978 to 2002).

George A. Schapiro, 57     2003        2004       General Management Consultant (1991 to present);
                                                    President/Chief Executive Officer of Andros
                                                    Incorporated (an original equipment
                                                    manufacturer of gas analysis subsystems for
                                                    medical and industrial instrumentation) (1976
                                                    to 1991).

                                    TABLE II
                              CONTINUING DIRECTORS

                         DIRECTOR   EXPIRATON
     NAME AND AGE         SINCE      OF TERM                  BUSINESS EXPERIENCE(A)
     ------------         -----      -------                  ----------------------
David H. MacCallum, 65     2002        2004      Managing Partner of Outer Islands Capital
                                                   (private equity partnership) (April 2002 to
                                                   present); Managing Director -- Global Head of
                                                   Health Care, Salomon Smith Barney (investment
                                                   banking firm) (1999 to November 2001);
                                                   Executive Vice President, Head of Healthcare,
                                                   ING Baring Furman Selz, LLC (investment
                                                   banking firm) (April 1998 to June 1999);
                                                   Managing Director for Life Sciences Investment
                                                   Banking, UBS Securities LLC (investment
                                                   banking firm) (1994 to March 1998); Co-Head,
                                                   Investment Banking, Hambrecht & Quist LLC
                                                   (investment banking firm) (1983-1994).

Joseph J. Thomas, 66       1992        2005      President of Thomas Medical Products, Inc. (a
                                                   subsidiary of the Company) ('TMP') (1990 to
                                                   present).

Terry D. Wall, 61          1972        2005      President and Chief Executive Officer of the
                                                   Company.

C. Barry Wicker, 62        1985        2005      Executive Vice President -- Sales of the
                                                   Company.

---------
(A) In each instance in which dates are not provided in connection with a director's business experience, such director has held the position indicated for at least the past five years. Messrs. Wall, Bershad and Dimun invested together in Bionx Implants, Inc and, until the merger of Bionx Implants, Inc. with an unrelated party in March 2003, served together as Board members of that company. Messrs. Wall and Bershad have invested together in OmniSonics Medical Technologies, Inc. (formerly Sonokinetics, Inc.) and Messrs. Wall and Donnelly currently serve as Board members of OmniSonics Medical Technologies, Inc Messrs. Wall, Dimun, MacCallum, Bershad and Thomas are investors in X-Site Medical, LLC. Messrs. Wall, Dimun, Thomas, Bershad and MacCallum serve as Board members of X-Site Medical, LLC. (See 'Related Party Transactions'). Omnisonics Medical Technologies, Inc. and X-Site Medical, LLC are private companies.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal years ended September 30, 2000, 2001 and 2002, the annual and long-term compensation of the Company's Chief Executive Officer and the other individuals who served as executive officers of the Company at the end of fiscal 2002 and received greater than $100,000 in salary and bonus during fiscal 2002 (the 'Named Executive Officers'):

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                             COMPENSATION
                                                 ANNUAL COMPENSATION                -------------------------------
                                     --------------------------------------------   COMMON SHARES
                                                                       OTHER           SUBJECT
                                                                      ANNUAL         TO OPTIONS        ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR    SALARY    BONUS(A)   COMPENSATION(B)    GRANTED(#)     COMPENSATION(C)
   ---------------------------       ----    ------    --------   ---------------    ----------     ---------------
Terry D. Wall ....................   2002   $225,000   $ 46,735       $ 6,000          --               $ 3,443
  President and Chief Executive      2001    225,000     31,035         6,000           7,758             4,902
  Officer                            2000    225,000     18,634         6,000          24,916             4,109

Joseph F. Bourgart (D) ...........   2002    172,192     16,011         6,000          --                 1,965
  Chief Financial Officer            2001      --         --          --               --                23,828(E)
                                     2000      --         --          --               --               --

Joseph J. Thomas (F) .............   2002    162,240    257,690        17,541          --                 2,575
  President, Thomas Medical          2001    156,000    208,104       --               --                 2,433
  Products                           2000    150,000      --          --               --                   606

C. Barry Wicker ..................   2002    151,250     31,530         6,000          --                 2,882
  Executive Vice President--Sales    2001    151,250     20,993         6,000           9,638             3,554
                                     2000    151,250     12,625         6,000           8,304             3,606

---------
(A) Reflects bonuses in the fiscal year earned, which may not correspond with the fiscal year paid. Payments of $36,000 to Mr. Wall, $7,212 to Mr. Bourgart and $24,199 to Mr. Wicker were made under the Company's bonus program for fiscal 2001. These amounts were paid in fiscal 2002. The balance represents bonuses earned in fiscal 2002 awarded under the Company's Well-Pay Policy and in conjunction with the Company's performance incentive program. The Well-Pay Policy covers all Company personnel working in the Company's headquarters in Totowa, New Jersey and in certain of the Company's subsidiaries. Under the Policy, an additional day's pay is earned by any employee having perfect attendance for the preceding month. In addition, payments of $200 to $400 are earned by employees having perfect attendance for one or more consecutive years.

(B)  Comprised entirely of monthly car allowances.

(C) 'Compensation' reported under this column for the year ended September 30, 2002 includes: (i) contributions of $2,713, $1,418, $2,553 and $2,391, respectively, for Messrs. Wall, Bourgart, Thomas and Wicker, respectively, to the Company's 401(k) Plan on behalf of the Named Executive Officers to match pre-tax elective deferral contributions (included under 'Salary') made by each Named Officer to that Plan and
     (ii) premiums of $730, $547, $22 and $491, respectively, with respect to life insurance purchased by the Company for the benefit of Messrs. Wall, Bourgart, Thomas and Wicker, respectively.

(D) Joseph F. Bourgart joined the Company on a part-time basis in June of 2001, and became a full-time employee on October 1, 2001. Before becoming Executive Vice President and Chief Financial Officer in January 2002, Mr. Bourgart served as Executive Vice President of Business Development for the Company. In November 2002 he became Senior Vice President of Business Development. Mr. Bourgart resigned in January, 2003.

(E)  Represents payments made to Mr. Bourgart from June 2001 to
     September 2001 for consulting services performed prior to his employment at Vital Signs.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(F) Effective October 1, 2001, Mr. Thomas and TMP entered into a three year employment agreement, pursuant to which Mr. Thomas will be paid a base salary of $168,730 in fiscal 2003, increased annually by the same percentage increase as salaries generally increase for employees of the Company. For purposes of calculating the increase for fiscal 2003, that figure was 4%. Mr. Thomas is guaranteed an annual bonus of $212,450 during the term. He is also entitled to receive an additional bonus based on TMP's performance.
     Mr. Thomas' wife is also an employee of TMP and TMP has entered into a similar agreement with her. Her base salary for fiscal 2003 is $77,561 and her guaranteed annual bonus is $77,757. On November 30, 2001, pursuant to unsecured promissory notes bearing interest at 5.5% per annum, the Company loaned Mr. Thomas the sum of $637,350 and loaned his wife $233,370. The notes are due on November 30, 2004. See 'Certain Relationships and Related Transactions.'

STOCK OPTIONS

    The Company did not grant any stock options to the Named Executive Officers during the fiscal year ended September 30, 2002.

    The following table provides data regarding the number and value of shares of the Company's Common Stock covered by both exercisable and non-exercisable stock options held by the Named Executive Officers at September 30, 2002. The closing sales price of the Company's Common Stock on September 30, 2002 was $29.71. None of the Named Executive Officers exercised stock options during fiscal 2002.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

                                                               NUMBER OF SHARES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS AT              IN-THE-MONEY OPTIONS AT
                               SHARES                         FISCAL YEAR-END(#)            FISCAL YEAR-END($)
                             ACQUIRED ON      VALUE       ---------------------------   ---------------------------
                             EXERCISE(#)   REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   -----------    -----------   -------------   -----------   -------------
Terry D. Wall..............     --             --           96,194          7,758         742,523         5,508
Joseph F. Bourgart.........     --             --            --            --              --            --
Joseph J. Thomas...........     --             --            --            --              --            --
C. Barry Wicker............     --             --           46,246          9,638         402,549         6,843

EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans existing as of September 30, 2002, consisting of the Company's 2002 Stock Incentive Plan, prior Investment Plan, 1991 Director Stock Option Plan and 1990 Employee Stock Option Plan. No additional options will be granted under the 1991 Director Stock Option Plan or 1990 Employee Stock Option Plan, as these plans have expired. The prior Investment Plan expires in January 2004. See Proposal Two. No warrants or rights are outstanding under the foregoing plans.

                                                                                                (c)
                                                                                       NUMBER OF SECURITIES
                                                                                        REMAINING AVAILABLE
                                                (a)                                     FOR FUTURE ISSUANCE
                                        NUMBER OF SECURITIES           (b)                 UNDER EQUITY
                                         TO BE ISSUED UPON       WEIGHTED-AVERAGE       COMPENSATION PLANS
                                            EXERCISE OF         EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,        REFLECTED IN
            PLAN CATEGORY               WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN (a))
            -------------               -------------------    -------------------          -----------
Equity Compensation Plans Approved by
  Shareholders........................        381,234                 $24.57                 1,570,964
Equity Compensation Plans Not Approved
  by Shareholders.....................         78,100                 $34.39                     --
                                              -------                                        ---------
    Total.............................        459,334                                        1,570,964
                                              -------                                        ---------
                                              -------                                        ---------

In addition to options granted pursuant to the Company's benefit plans, in fiscal 2002, the Company granted stock options covering 78,100 shares to employees independent of such plans. As such, these options represent contractual commitments by the Company to the individuals involved.

ARRANGEMENTS WITH DIRECTORS

    Joseph Thomas became a director of the Company upon the Company's acquisition of TMP on September 30, 1992. Mr. Thomas continues to be employed by the Company as the President of TMP. For further information concerning Mr. Thomas' employment agreement, see footnote (E) to the Summary Compensation Table. For information concerning loans made by the Company to Mr. Thomas and his wife, see 'Certain Relationships and Related Transactions.'

    During fiscal 2002, no automatic option grants were made to directors who were not employed by the Company or its subsidiaries. The Company's 2002 Stock Incentive Plan provides that each non-employee director will automatically receive options covering 4,000 shares of Common Stock (with an exercise price equal to fair market value on the date of grant) on an annual basis and is entitled to receive additional options at the discretion of the committee administering the 2002 Stock Incentive Plan. One half of the automatic option grants made to non-employee directors under the 2002 Stock Incentive Plan vest immediately at the time of grant. Half of the balance may be exercised commencing one year after the date of grant and the remainder may be exercised commencing two years after the date of grant.

    During fiscal 2002, the Company paid Anthony J. Dimun, a director of the Company, $21,281 in consulting fees.

    Directors of the Company presently do not receive any cash fees for serving in such capacity.

THE BOARD OF DIRECTORS; COMMITTEES OF THE BOARD

    The Board of Directors of the Company held four meetings during the fiscal year ended September 30, 2002. The Board's Audit Committee, which is responsible for reviewing significant audit and accounting principles, policies and practices and for meeting with the Company's independent accountants, met six times during the year ended September 30, 2002. The Audit Committee presently consists of Messrs. Donnelly, Schapiro and Robbins.

    The Board has a Nominating Committee, consisting of Messrs. Wall and Dimun. This Committee did not meet during the year ended September 30, 2002, as all nominating matters were considered by the full Board. The Nominating Committee is charged with the responsibility of interviewing potential candidates for election to the Board and for nominating individuals each year for election to the Board. The Nominating Committee has not established any procedures for considering nominees recommended by shareholders.

    The Board did not have a general Compensation Committee in fiscal 2002. It maintained a Stock Option Committee, however, to administer the Company's stock option plans and the Vital Signs Investment Plan. The Stock Option Committee consisted of Messrs. Wall and Wicker and acted by unanimous consent during the Company's most recent fiscal year. On August 4, 2003, the Board established a Compensation Committee, comprised of Messrs. Bershad, Donnelly and MacCallum. The Compensation Committee will assume the functions of the Stock Option Committee, and will also be responsible for determining the compensation of the Company's chief executive officer and other executive officers.

    Each member of the Company's Board was present for 75% or more of the aggregate of the total meetings of the Board and each Board committee on which he serves.

AUDIT COMMITTEE MATTERS

    The following report of the Audit Committee is not to be deemed 'soliciting material' or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

    Audit Committee Charter. The Audit Committee has adopted a written charter which was filed with the Company's 2001 Notice of Annual Meeting of Shareholders and Proxy Statement. The Audit Committee is in the process of amending its charter to implement new rules and standards of the SEC and Nasdaq.

    Independence of Audit Committee Members. The Common Stock is listed on the Nasdaq National Market and the Company is governed by the listing standards applicable thereto. Each of the members of the Audit Committee, Messrs. Donnelly, Schapiro and Robbins, have been determined to be 'independent directors' pursuant to the definition contained in Rule 4200(a)(14) of the National Association of Securities Dealers' ('NASD') Marketplace rules.

    Audit Committee Report. In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2002:

    (1) the Audit Committee reviewed and discussed the audited financial statements with the Company's management;

    (2) the Audit Committee discussed with the Company's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

    (3) the Audit Committee received and reviewed the written disclosures and the letter from the Company's independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the Company's independent auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence;

    (4) the Audit Committee commenced an independent investigation of accusations of accounting fraud and illegal activities raised by the Company's former chief financial officer, which investigation is on-going;

    (5) the Audit Committee began the implementation of policies and procedures for the anonymous reporting of allegations of financial misconduct;

    (6) the Audit Committee has retained an independent accounting firm to provide internal audit services for the Company; and

    (7) based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the 2002 Annual Report on Form 10-K.

    By:  The Audit Committee of the Board of Directors

         Howard W. Donnelly, George A. Schapiro, Richard L. Robbins

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the fiscal year ended September 30, 2002, the Board of Directors did not maintain a Compensation Committee. Accordingly, compensation decisions were made by the entire Board of Directors. During the fiscal year ended
September 30, 2002, the following individuals served on the Board of Directors:
Terry D. Wall, David J. Bershad, Anthony J. Dimun, Stuart M. Essig, E. David

Hetz, David MacCallum, Howard W. Donnelly, Joseph J. Thomas and C. Barry Wicker. During that year, of the persons named, Messrs. Wall, Thomas and Wicker were officers and employees of the Company or its subsidiaries. On August 4, 2003, the Board established a Compensation Committee, comprised of Messrs. Bershad, Donnelly and MacCallum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    TMP, a subsidiary of the Company, loaned Mr. Thomas, a director of the Company, the sum of $637,350 and loaned his wife $233,370 on November 30, 2001, pursuant to unsecured promissory notes bearing interest at 5.5% per annum. Principal and interest under the notes are due and payable on November 30, 2004. The principal amount of these notes, together with interest accrued thereon, as of June 30, 2003 was $657,806 (with respect to Mr. Thomas' note) and $240,860 (with respect to his wife's note). All of such indebtedness (plus additional accrued interest) remained outstanding as of the date of this proxy statement. The largest aggregate amount of such indebtedness outstanding at any time during the period from October 1, 2001 through June 30, 2003 was $672,404 (with respect to Mr. Thomas' note) and $246,199 (with respect to his wife's note).

    TMP provides product development and manufacturing services to X-Site Medical, LLC ('X-Site'), a company engaged in the development of specialized cardiovascular products. X-Site paid TMP $287,000 during fiscal 2002 for such services. As of June 30, 2003, a balance of $190,100 was outstanding for such services. The Company believes that the rates charged to X-Site for such services are no less favorable to the Company than those charged to similarly situated unrelated parties. Mr. Wall and his family limited partnership own 37.6% of X-Site. Mr. Dimun, Mr. Bershad, through an investment limited partnership, Mr. Thomas and Mr. MacCallum own 3.9%, 4.3%, 2.1% and less than 1% of X-Site, respectively.

BOARD REPORT ON EXECUTIVE COMPENSATION

    The following report is not to be deemed 'soliciting material' or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

    Pursuant to rules adopted by the SEC designed to enhance disclosure of corporate policies regarding executive compensation, the Company has set forth below a report of its Board regarding compensation policies as they affect
Mr. Wall and the other Named Executive Officers.

    The Board of Directors views compensation of executive officers as having three distinct parts, a current compensation program, a set of standard benefits and a long-term benefit. The current compensation element focuses upon the executive officer's salary and is designed to provide appropriate reimbursement for services rendered. The Company's standard benefit package consists primarily of the matching portion of the Company's 401(k) Plan and eligibility for bonuses based upon performance of the Company. The long-term benefit element has been reflected in the grants of stock options to specific executive officers.

    During the past two completed fiscal years, Mr. Wall and Mr. Wicker did not receive any salary increase. Traditionally, Mr. Wall's salary has been set at levels which are perceived by the Board to be below the salaries of chief executive officers of other comparable companies. Mr. Wall, whose family continues to own more than half of the outstanding Common Stock of the Company, has been willing to accept such salary levels primarily because of the message his salary sends to other executive officers, employees and shareholders. Furthermore, Mr. Wall's personal net worth ultimately depends more on the performance of the Company than on any specific salary level. The salaries of each of the other Named Executive Officers are based upon prior experience, experience with the Company, contributions to the Company and the relationship of such individual's responsibilities to the Chief Executive Officer's responsibilities.

    Stock options granted to executive officers of the Company have historically been granted at a price equal to fair market value. Accordingly, such options will gain appreciable value if, and only if, the market value of the Common Stock increases subsequent to the date of grant. The Board believes that the issuance of stock options at fair market value provides incentives to employees to maximize the Company's performance and to assure continued affiliation with the Company.

    The Board believes that an appropriate compensation program can help in promoting strong earnings performance if it reflects an appropriate balance between providing rewards to executive officers while at the same time effectively controlling cash compensation costs. It is the Board's objective to continue monitoring the Company's compensation program to assure that this balance is maintained.

    By: The Board of Directors

Terry D. Wall             Howard W. Donnelly        George A. Schapiro
David J. Bershad          David H. MacCallum        Joseph J. Thomas
Anthony J. Dimun          Richard L. Robbins        C. Barry Wicker

                                  PROPOSAL TWO
                  APPROVAL OF VITAL SIGNS 2003 INVESTMENT PLAN

GENERAL

    On August 4, 2003, the Board of Directors approved, subject to shareholder approval, the Vital Signs 2003 Investment Plan (the '2003 Investment Plan'). The 2003 Investment Plan is a stock purchase/stock option plan which allows employees and directors to purchase the Company's Common Stock (up to specified permitted amounts). For each share purchased by an employee or director, the 2003 Investment Plan provides that the Company will grant the participant from one to three stock options, as determined by the Committee which administers the Plan, in its discretion. Eligible participants may purchase shares of Common Stock pursuant to the 2003 Investment Plan during specified window periods. An aggregate of 1,000,000 of the Company's Common Stock have been authorized for share purchases and stock option grants under the 2003 Investment Plan. These shares may be either authorized but unissued or reacquired shares (including treasury shares).

    In many respects, the 2003 Investment Plan is a renewal of the Company's prior Investment Plan, which expires in January 2004. Assuming approval by the Company's shareholders at the Annual Meeting, the 2003 Investment Plan will become effective on January 22, 2004, when the prior Investment Plan expires. The following is a summary of the material terms of the 2003 Investment Plan. A copy of the 2003 Investment Plan is available from the Secretary of the Company upon request.

PURPOSE

    The purpose of the 2003 Investment Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of participating employees and directors to those of Company shareholders, and by providing participants with added incentives for outstanding performance. The 2003 Investment Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of its business is largely dependent.

ADMINISTRATION

    The newly formed Compensation Committee of the Board of Directors (the 'Committee'), which currently consists of Messrs. Bershad, Donnelly and MacCallum, has the power to determine the option-to-stock match, to determine the terms and conditions applicable to the purchase of 2003 Investment Plan shares and the grant of options, to interpret the 2003 Investment Plan, to establish, amend, or waive rules and regulations for the 2003 Investment Plan's administration and to make all other determinations which may be necessary or advisable for the administration of the 2003 Investment Plan.

    The Committee has appointed Hayat Khan, the Company's Vice President of Human Resources, to serve as the Plan Administrator. The Plan Administrator serves at the discretion of the Committee and could change from time to time.

ELIGIBILITY

    The 2003 Investment Plan permits eligible employees (including any employee who also serves as a director of the Company) and directors of the Company to purchase Vital Signs Common Stock from the Company during an approximately two week period (known as a 'window period') one or more times each year while the 2003 Investment Plan is in effect. All persons who are domestic employees or directors of the Company during a window period (approximately 1,200 as of July 1, 2003) will be eligible to participate with respect to that window period. Foreign employees also may be eligible to participate, at the discretion of the Committee.

    Since participation in the 2003 Investment Plan is at the discretion of each employee and director, the Company is unable, at the present time, to determine the identity or number of executive officers, other key employees and directors who may elect to participate, and accordingly, who may be granted stock options under the 2003 Investment Plan in the future.

STOCK PURCHASES

    Window Periods

    A 'window period' is the time period designated by the Company's Board of Directors during which eligible employees and directors may purchase shares of Common Stock under the 2003 Investment Plan. Window periods last approximately 15 days each, and occur at times designated by the Board. It is currently intended that the Board will declare window periods at six month intervals.

    Amount to be Invested

    An employee or director must make an initial purchase of the Company's Common Stock through the 2003 Investment Plan in order to receive stock options under the 2003 Investment Plan. The 2003 Investment Plan provides that for each window period, the maximum aggregate fair market value of shares which may be purchased by an eligible employee or director is the greater of $50,000 or twice an employee's annual salary in effect on the first day of the applicable window period, unless the Committee approves a higher limit on a case-by-case basis. For any window period, no employee may purchase shares having an aggregate fair market value equal to less than one half of one percent of his or her base salary for that window period. For any window period, there is no minimum number of shares which must be purchased by a non-employee director, provided that the number of shares purchased by any director must be a whole number.

    Purchase Price

    The purchase price for the shares purchased under the 2003 Investment Plan will equal the closing sale price of a share of the Company's Common Stock on the final trading day of the applicable window period. There are no discounts for initial purchases under the 2003 Investment Plan.

    Delivery of Shares

    All shares which a participant purchases under the 2003 Investment Plan will be delivered two years from the date of purchase (the 'two-year holding period'), provided that the full payment for such shares has been made, whether by cash, through the Company's payroll deduction program or other Company loan, or a combination of the foregoing.

    Holding Period

    The holding period is the two-year period during which a participant must wait and retain the shares he or she purchased through the 2003 Investment Plan to qualify for the optimum benefit of exercising the stock options granted under the 2003 Investment Plan.

    If a participant has fully paid for the shares purchased under the 2003 Investment Plan prior to the end of the two-year holding period, the participant is entitled to sell or transfer such stock as he or she wishes.

    If a participant sells any of the shares purchased under the 2003 Investment Plan before the end of the two-year holding period, he or she will (in most instances) have to wait five years from the date the options were granted and still be employed by the Company or serve as a director of the Company before the participant can exercise the related options. If the participant holds such shares for two years and remains employed by the Company or continues to serve as a director of the Company, he or she will then be able to exercise the related options. If shares are assigned to a bank as collateral or if they are held in street name, they will be treated as though they had been sold, and, accordingly, in most cases, the five year holding period described above will be applicable to the options.

    Upon the termination of the holding period for shares purchased under the 2003 Investment Plan, and provided such shares are fully paid, the Committee may, in its discretion, offer a participant an opportunity to receive additional options if the participant agrees to continue to hold such shares for a specified period of time. The number of additional options to be granted, the period of time during which the participant will be required to continue to hold such shares and the participants, if any, who will be given the opportunity to receive additional options, shall be determined by the Committee in its discretion.

    Voting and Dividends

    In general, a participant will be able to vote and receive any dividends and other distributions paid with respect to the shares purchased by him or her under the 2003 Investment Plan.

    Payment for Shares

    When an eligible participant enrolls in the 2003 Investment Plan, he or she may indicate that the shares will be purchased by paying cash or, if the participant is an employee and the Plan Administrator so permits, by payroll deductions or by a combination of cash and payroll deductions. For employees who pay for their stock through payroll deductions, the amount the employee will pay will equal the purchase price plus a fee that will equal JP Morgan Chase Bank's 'prime' interest rate on the last day of the applicable window period. Based on what the prime interest rate is at the time, the employee will be notified of what amount his or her fixed payments will be. Those payments will be handled as payroll deductions. The employee may determine the length of the payroll deduction period, as long as it does not extend beyond two years.

    In addition, the 2003 Investment Plan provides that if permitted by applicable law and the Plan Administrator, the Company may lend an employee or director sufficient funds to satisfy all or a portion of the purchase price for Plan Shares. The terms of any such loan will be determined by the Committee. The Committee has determined that the initial terms of any such loan will be as follows: The principal amount of the loan will be due and payable two years after the date of purchase of the shares. During such two year period, employees will be obligated to pay interest only on the loan amount. The interest rate will be determined once each year (on the last day of the applicable window period and a date which is twelve months after such date) and be equal to the prime interest rate. Interest payments for employees will be handled as payroll deductions. In order to be eligible for this loan program, an employee must have worked for Vital Signs for a minimum of six months. If the employee's annual base salary is between $30,000 and $49,999, the employee may borrow up to 25% of annual base salary, if the employee's annual base salary is between $50,000 and $74,999, the employee may borrow up to 33 1/3% of annual base salary, and if the employee's annual base salary is $75,000 or more, the employee may borrow up to 50% of annual base salary. The Plan Administrator has the discretion to grant loans in excess of these levels, on a case by case basis. If applicable law and the Plan Administrator permit loans to be made to non-employee directors, the Committee will determine the limitations on the amount such persons may borrow. All loans will be secured by the shares of Common Stock purchased by the participant and the options granted.

    If an employee starts paying for shares through payroll deductions but then directs the Plan Administrator to cease making deductions, the employee will forfeit any shares which are not fully paid for and any options related to shares which are not fully paid for. In addition, the employee will have to wait five years from the date the options were granted and still be employed by the Company before he or she can exercise any options relating to fully paid shares.

    The Sarbanes-Oxley Act of 2002 prohibits the Company from extending credit, in the form of a personal loan, to the Company's executive officers and directors.

STOCK OPTIONS

    The Match

    Whether a participant receives one, two or three options per share of stock purchased will be determined by the Committee in its discretion. The Committee may or may not consider the performance of the Company in determining the option-to-stock match. The match will apply to all shares purchased under the 2003 Investment Plan during a window period.

    The 2003 Investment Plan provides that notwithstanding any other provision of the 2003 Investment Plan, no eligible participant may be granted stock options under any of the Company's benefit plans (including the 2003 Investment
Plan) in any one fiscal year covering more than an aggregate of 250,000 shares of the Company's Common Stock (subject to adjustment in the event of a stock dividend, stock split, recapitalization or similar adjustment in the Company's capital structure).

    Option Price

    The option price will be the closing sale price of the Company's Common Stock on Nasdaq on the last trading day of the window period. On August 21, 2003, the closing sale price of the Company's Common Stock on Nasdaq was $30.86 per share.

    Exercise Period

    Options must be exercised by the tenth anniversary of the date they were granted, or they will lapse.

    A participant must continue to be employed or serve as a director of the Company for at least two years to exercise stock options granted under the 2003 Investment Plan. If the participant retains the shares purchased during the window period, the options can be exercised at any time after the initial shares have been held for two years.

    If the participant sells any of the shares purchased under the 2003 Investment Plan before the end of the two-year holding period or if the participant directs the Plan Administrator to stop making payroll deductions before all shares which the employee indicated he or she wanted to purchase are fully paid for, the participant will be required to wait five years from the date the options related to fully paid shares were granted before the participant can exercise them and he or she will still have to be employed by the Company or serve as a director of the Company (subject to exceptions for death and disability).

    Non-Transferability

    Options are not transferable other than by will or by the laws of descent and distribution.

    Payment

    Full payment for the shares purchased upon exercise of options must be made when options are exercised. Full payment can be made to the Company either in cash or by turning over previously acquired shares of the Company's Common Stock that have an aggregate fair market value at the time of the exercise equal to the total cost of exercising the options, or by a combination of both approaches.

LAPSED AWARDS

    If any share purchase or option grant under the 2003 Investment Plan is canceled, terminates, expires or lapses for any reason, the shares purchased and/or any shares subject to such option shall again be available for purchase and/or grant under the 2003 Investment Plan.

NO RIGHT OF EMPLOYMENT OR SERVICE AS A DIRECTOR

    No provision in the 2003 Investment Plan confers upon any participant the right to continue in the employment or as a director of the Company or any of its subsidiaries or affects any right which the Company may have to terminate the employment or service as a director of the participant.

CHANGE IN CONTROL

    The 2003 Investment Plan provides that all outstanding stock options granted under the 2003 Investment Plan which correspond to fully paid shares will become immediately exercisable upon the occurrence of a 'change in control event' and all other options granted under the 2003 Investment Plan will be forfeited. In addition, the Company will deliver all fully paid shares and all remaining shares under the 2003 Investment Plan will be forfeited. The 2003 Investment Plan provides in general that a 'change in control event' shall be deemed to have occurred if any of the following events occur: (a) the consummation of any merger of the Company in which the Company is not the surviving corporation (expressly excluding from the definition of a change in control a so-called 'merger of equals' in which the Board of Directors of the surviving corporation consists of an equal number of former Vital Signs directors and former directors of the other party to the transaction); (b) the consummation of any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; (c) approval by the shareholders of the Company of a plan of liquidation or dissolution of the Company and (d) any action pursuant to which any person (as defined in Section 13(d) of the Securities Exchange Act of 1934) shall become the beneficial owner of more than 50% of the Company's outstanding voting securities.

TERMINATION

    Regardless of the circumstances of a participant's termination of employment or service as a director, any shares of the Company's Common Stock purchased under the 2003 Investment Plan that are fully paid for are and remain the participant's shares. Any shares which have not yet been paid for at the time of termination of employment or service as a director will be forfeited. The treatment of the related stock option depends on the circumstances of the termination.

    In the event of death, total and permanent disability (as determined by the Committee) or retirement, all outstanding 2003 Investment Plan stock options corresponding to the number of shares that were fully paid for prior to a participant's death, disability or retirement, as the case may be, and which are then exercisable, will remain exercisable. Options will not be exercisable unless the participant has held them at least two years from the grant date. All other options granted to the participant under the 2003 Investment Plan will be forfeited.

    In the event of death, with respect to any otherwise exercisable options, the five-year holding period is waived, if applicable, and the then exercisable options will be exercisable any time prior to the 10-year expiration date or one year after the date of death, whichever is sooner. In the event of disability, with respect to any otherwise exercisable options, the five-year holding period is waived, if applicable, and the participant may exercise the then exercisable options any time prior to the 10-year expiration date or one year after the date of disability, whichever is sooner. In the event of retirement, the five-year holding period is not waived, if applicable. The participant may exercise the then exercisable options any time prior to the 10-year expiration date or one year after the date of the participant's retirement, whichever is sooner.

    If an employee's employment or service as a director is terminated for cause, all options which have not been exercised before such termination will be forfeited.

    If employment or service as a director terminates for any other reason, the participant will forfeit options that correspond to any forfeited shares. Further, the participant will forfeit all other options if the two-year holding period or five-year requirement has not been met. If the participant's employment or service as a director terminates after satisfying either the two or five year requirement, whichever is applicable, he or she will then have three months from the effective termination date to exercise any of the then exercisable 2003 Investment Plan options which correspond to 2003 Investment Plan shares which have been fully paid for prior to termination (as determined by the Plan Administrator).

    The 2003 Investment Plan provides that notwithstanding any provision to the contrary, in the event that an employee continues to serve as a director or consultant to the Company or any of its subsidiaries after the employee ceases to be employed by the Company or any of its subsidiaries, the Board shall have the discretion to provide that the employee shall, for purposes of the 2003 Investment Plan, be deemed to continue in the employment of the Company until such time as the person ceases to serve as a director of, consultant to or employee of the Company or any of its subsidiaries.

ADJUSTMENTS

    In the event of any reorganization, recapitalization, stock dividend, stock split or similar change in the Company's capital stock, an equitable adjustment will be made in the number and class of shares which may be purchased under the 2003 Investment Plan, the maximum number of options that may be granted to any one person in any fiscal year and the number and class of and/or price of outstanding shares under the 2003 Investment Plan and shares subject to outstanding options granted under the 2003 Investment Plan.

TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN

    The Committee (with any Board of Directors and shareholder approval required by applicable law or regulation) may at any time terminate, amend or modify the 2003 Investment Plan except that no such termination, amendment or modification will adversely affect in any material way any shares previously purchased under the 2003 Investment Plan or any option previously granted under the 2003 Investment Plan.

FEDERAL INCOME TAX CONSEQUENCES

    BECAUSE OF THE COMPLEXITY OF THE FEDERAL INCOME TAX LAWS AND THE APPLICATION OF VARIOUS STATE INCOME TAX LAWS, THE FOLLOWING DISCUSSION OF TAX CONSEQUENCES IS GENERAL IN NATURE AND PARTICIPANTS ARE ADVISED TO CONSULT THEIR PERSONAL TAX ADVISORS.

    A participant does not pay taxes on the stock initially purchased through the 2003 Investment Plan nor on the stock options at the time that the participant receives them, nor is the Company entitled to a tax deduction at that time.

    Once options are exercised, the participant is required to pay federal and state taxes at the same rate as the participant's ordinary income, but only on the increased value of the stock. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

    For example, if a participant exercises an option to buy 100 shares at $20 and the fair market value of the stock on the day of purchase is $30, the participant's taxable income is $1,000 ($3,000-$2,000). The participant's new tax basis for future gains or losses is $30 rather than $20.

    When the participant sells any shares of stock, he or she is subject to tax on any previously untaxed gain at capital gains rates.

    Continuing the above example, if the participant sells 100 shares of stock at $45, the previously untaxed gain for calculating capital gains is $1,500 ($4,500 [sales proceeds] -- $3,000 [the new tax basis as indicated above]).

    The Company has the right to deduct or withhold, or require a participant to remit to the Company an amount sufficient to satisfy federal, state and local taxes required by law to be withheld with respect to any taxable event arising as a result of the 2003 Investment Plan.

    The 2003 Investment Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 ('ERISA'), and is not qualified under Section 401 of the Internal Revenue Code of 1986, as amended.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL TWO.

SHAREHOLDER RETURN COMPARISON

    Set forth below is a line-graph presentation comparing the cumulative shareholder return on the Company's Common Stock, on an indexed basis, against the cumulative total returns of the NASDAQ Market Index and the Media General Medical Instruments and Supplies Group Index (consisting of 136 publicly traded medical instrument and device companies) ('MG Group Index') for the period from October 1, 1997 (October 1, 1997 = 100) through September 30, 2002.

    The following graph is not to be deemed 'soliciting material' or deemed to be filed with the Securities and Exchange Commission or subject to Regulation 14A of the Securities Exchange Act of 1934, except to the extent specifically requested by the Company or incorporated by reference in documents otherwise filed.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 SEPTEMBER 2002

                               [PERFORMANCE GRAPH]

                                   VITAL         NASDAQ       MG GROUP
                                SIGNS, INC.   MARKET INDEX      INDEX
1997.........................      100           100            100
1998.........................      92.78         101.58         104.02
1999.........................      115.13        165.72         119.08
2000.........................      150.86        220.09         142.12
2001.........................      175.05         89.95         150.62
2002.........................      170.81         70.85         123


AUDIT FEES AND RELATED MATTERS

    Goldstein Golub Kessler LLP ('GGK'), certified public accountants, has a continuing relationship with American Express Tax and Business Services Inc. ('TBS') from which it leases auditing staff who are full time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. Other services, which consist principally of tax advice and which do not include Financial Information System Design and Implementation Fees, have been provided by TBS.

    Audit Fees. The Company was billed $341,000 by GGK for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2002 and for the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during fiscal 2002.

    Financial Information Systems Design and Implementation Fees. The Company was billed $0 for the professional services described in Paragraph (c)(4)(ii) of Rule 2-01 of the SEC's Regulation S-X (in general, information technology services) rendered by GGK, the Company's principal accountant, during the fiscal year ended September 30, 2002.

    All Other Fees. The Company was billed an aggregate of $189,000 by GGK for non-audit services (other than services described above under 'Audit Fees'), principally advice regarding various accounting topics rendered during the fiscal year ended September 30, 2002.

    Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of the non-audit services is compatible with maintaining the independence of the Company's principal accountant.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    GGK has been selected by the Board of Directors to audit and report on the Company's financial statements for the fiscal year ending September 30, 2003. A representative of that firm is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative is expected to be available to respond to appropriate questions from shareholders. GGK audited the Company's financial statements for more than the past five years.

OTHER MATTERS

    At the time that this proxy statement was mailed to shareholders, management was not aware that any matter other than the election of directors and approval of the 2003 Investment Plan would be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that shares represented by proxies will be voted with respect to those matters in accordance with the best judgment of the persons voting them.

    If a shareholder of the Company wishes to have a proposal included in the Company's proxy statement for the 2004 Annual Meeting of Shareholders, the proposal must be received at the Company's principal executive offices by May 5, 2004 and must otherwise comply with rules promulgated by the Securities and Exchange Commission in order to be eligible for inclusion in the proxy material for the 2004 Annual Meeting.

    If a shareholder desires to bring business before the 2004 Annual Meeting which is not the subject of a proposal complying with the SEC proxy rule requirements for inclusion in the proxy statement, the shareholder must follow procedures outlined in the Company's by-laws in order to personally present the proposal at the 2004 Annual Meeting. A copy of these procedures is available upon request from the Secretary of the Company.

    One of the procedural requirements in the Company's by-laws is timely notice in writing of the business that the shareholder proposes to bring before the 2004 Annual Meeting. Notice of business proposed to be brought before the 2004 Annual Meeting or notice of a proposed nomination to the Board of Directors must be received by the Secretary of the Company no earlier than 120 days prior to the date of the 2004 Annual Meeting and no later than the later of the 90th day before the date of the 2004 Annual Meeting or the tenth day after the Company publicly announces the date of the 2004 Annual Meeting.

                                          By Order of the Board of Directors

                                           /s/ Jay Sturm
                                          ----------------------------------
                                          Jay Sturm, Secretary

Dated: September 2, 2003

    A COPY OF AN ANNUAL REPORT FOR THE YEAR ENDED SEPTEMBER 30, 2002, INCLUDING FINANCIAL STATEMENTS, ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS NOT TO BE REGARDED AS PROXY SOLICITING MATERIAL OR AS A COMMUNICATION BY MEANS OF WHICH ANY SOLICITATION IS TO BE MADE. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K ARE AVAILABLE WITHOUT CHARGE BY CONTACTING THE COMPANY BY TELEPHONE AT 973-790-1330 OR BY WRITING TO: INVESTOR RELATIONS, VITAL SIGNS, INC., 20 CAMPUS ROAD, TOTOWA, NEW JERSEY 07512.

                        VITAL SIGNS 2003 INVESTMENT PLAN

                 ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

          1.1 Establishment of the Plan. Vital Signs, Inc., a New Jersey corporation (hereinafter referred to as the "Company"), pursuant to authorization by its Board of Directors, hereby establishes a stock purchase and stock option plan to be known as the "Vital Signs 2003 Investment Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of options to eligible Employees and Directors upon the purchase of Plan Shares.

          Subject to approval by the Company's shareholders (and by appropriate regulatory authorities, if required), the Plan shall become effective as of January 22, 2004 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 hereof.

          1.2 Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

          The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its business largely is dependent.

          1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. In the absence of an amendment adopted by the Board to extend the Plan, the Plan shall end ten years and one day after the Effective Date.

                             ARTICLE 2. DEFINITIONS

          Wherever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

          (a) "Award Agreement" means an agreement to be entered into by and between the Company and each Participant, setting forth the terms and conditions applicable to each purchase of Plan Shares under the Plan, and of the corresponding grant of Options.

          (b) "Board" or "Board of Directors" means the Board of Directors of the Company.

          (c) "Base Salary" with respect to a particular Window Period means (i) in the case of an Employee who has been employed by the Company or its subsidiaries for at least one year prior to the first day of such Window Period, the aggregate amount of income set forth on the Form W-2 provided to a Participant by the Company or its subsidiaries for the calendar year prior to the calendar year in which the Window Period occurs, and (ii) in the case of an Employee who has not been employed by the Company or its subsidiaries for at least one year prior to the first day of such Window Period, the annual salary of such Employee at the commencement of such Window Period. Determinations of Base Salary shall be made by the Committee in its sole discretion or, upon delegation by the Committee, by the Plan Administrator.

          (d) "Change in Control Event" shall be deemed to have occurred if any of the following events occur:

               (i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock would be converted into cash, securities or other property, other than (i) a merger of the Company in which the holders of the shares of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or (ii) a merger in which the board of directors of the surviving corporation immediately after the effective date of such merger consists of an equal number of former directors of the Company and former directors of the other party to such merger; or

               (ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

               (iii) an approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

               (iv) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity (other than any person who owns more than ten percent (10%) of the outstanding Common Stock on the date of adoption of this Plan by the Board of Directors, the Company or any benefit plan sponsored by the Company or any of its subsidiaries) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company ("Voting Securities") representing more than fifty (50%) percent of the combined voting power of the Company's then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities), unless, prior to such person so becoming such beneficial owner, the Board shall determine that such person so becoming such beneficial owner shall not constitute a Change in Control Event.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Committee" means the Compensation Committee of the Board of Directors, or such other committee as the Board shall designate from time to time, provided that to the extent required in order to satisfy the requirements of Section 162(m) of the Code, such committee shall consist solely of "outside directors" (as defined in Section 162(m) of the Code and the regulations promulgated thereunder).

          (g) "Common Stock" means the Common Stock of the Company.

          (h) "Company" means Vital Signs, Inc., a New Jersey corporation, or any successor thereto as provided in Article 15 hereof.

          (i) "Director" means any individual who is a member of the Board of Directors of the Company.

          (j) "Disability" shall mean total and permanent disability as determined by the Committee.

          (k) "Disqualifying Termination" for the purposes of this Plan shall be determined by the Committee, and shall mean a termination of employment of an Employee or termination of service as a Director for:
          (i) an act or acts of dishonesty committed by a Participant; or (ii) violations by a Participant of the policies and procedures of the Company applicable to the Participant's employment or job category or status as a Director which are: (A) grossly negligent or (B) willful and deliberate.

          (l) "Employee" means any employee of the Company or any of its subsidiaries. The term "Employee" shall include any employee who is also a Director.

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

          (n) "Fair Market Value" means the closing sales price for Shares as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System on the relevant date, or if there were no sales on such date, the closing sales price for Shares as quoted on the National Market System of the National Association of Securities Dealers Automated Quotation System on the first immediately preceding date on which such price is quoted.

          (o) "Fully Paid" means that a Participant has satisfied the full purchase price for Plan Shares by either (i) paying cash in one lump sum to the Plan Administrator or (ii) paying in full, as determined by the Plan Administrator, in accordance with any payroll deduction or other loan program as shall be implemented by the Plan Administrator with the approval of the Committee. All such determinations shall be subject to the provisions of Section 6.4 hereof.

          (p) "Option" means an option to purchase Shares granted under Article 7 hereof. It is intended that Options under this Plan shall not be incentive stock options for federal income tax purposes.

          (q) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

          (r) "Participant" means an Employee or Director of the Company who has purchased Plan Shares and who has outstanding an Option granted under the Plan.

          (s) "Plan Administrator" means the individual or committee designated by the Committee to administer this Plan; or the Committee if no such designation has been made.

          (t) "Plan Shares" means Shares purchased by Participants pursuant to the terms of Article 6 hereof.

          (u) "Retirement" shall have the same meaning herein as under the Company's 401(k) plan.

          (v) "Shares" means the shares of Common Stock of the Company.

          (w) "Window Period" means the time period designated by the Board during which eligible Employees and Directors may purchase Plan Shares, pursuant to the terms of Article 6 hereof. Window Periods shall last approximately fifteen days each, and shall occur at times designated by the Board; it is currently intended that Window Periods will occur at six month intervals.

                            ARTICLE 3. ADMINISTRATION

          3.1 The Committee. The Plan shall be administered by the Committee, or by a Plan Administrator appointed by the Committee. The Plan Administrator shall be appointed from time to time by, and shall serve at the discretion of, the Committee. The Committee and the Plan Administrator shall, in turn, retain independent agents to purchase Shares in the market for purposes of the Plan unless the Committee determines from time to time that such Shares shall be issued directly by the Company.

          3.2 Authority of the Committee. The Committee shall have the power to determine the number of Options (from a minimum of one (1) to a maximum of three
(3)) that will be granted in connection with purchases of Plan Shares, determine the terms and conditions applicable to purchases of Plan Shares and grants of Options in a manner consistent with the

Plan, construe and interpret the Plan and any agreement or instrument entered into under the Plan, establish, amend, or waive rules and regulations for the Plan's administration, and (subject to the provisions of Article 12 hereof) amend the terms and conditions of any outstanding Plan Share or Option to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may delegate its authority as identified hereunder to a Plan Administrator or such other persons as it may deem appropriate.

          3.3 Decisions Binding. All interpretations of the Plan, determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all Participants.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

          4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 hereof, the total number of Shares available for purchase as Plan Shares and for grant under Options pursuant to the Plan may not exceed 1,000,000. These 1,000,000 Shares may be either authorized but unissued, or reacquired Shares (including treasury shares). The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

          (a) the sale of Plan Shares shall reduce the Shares available for purchase and/or grant under the Plan by the number of Shares sold; and

          (b) unless and until an Option is canceled, lapses, expires, or terminates, it shall be counted against the authorized pool of Shares.

          No one person participating in the Plan may receive options under the Plan or under any other benefit plan of the Company for more than an aggregate of 250,000 shares of Common Stock in any fiscal year, subject to adjustment as provided in Section 4.3 hereof.

          4.2 Lapsed Awards. If any Plan Share purchase or Option grant under this Plan is canceled, terminates, expires, or lapses for any reason, any Plan Shares and/or any Shares subject to such Option shall again be available for purchase and/or grant under the Plan.

          4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, re-capitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be purchased or delivered under the Plan and in the number and class of and/or price of outstanding Plan Shares and Shares subject to outstanding Options granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Plan Shares and the Shares subject to any Option shall always be a whole number. In such event, an appropriate adjustment shall also be made in the maximum number of Shares subject to Options which may be granted under the Plan and under any other benefit plan of the Company to any one person in any fiscal year.

                            ARTICLE 5. PARTICIPATION

          All persons who are, during a Window Period, Employees residing in the United States or Directors shall be given the opportunity to purchase Plan Shares during such Window Period. In addition, if and to the extent permitted by the Plan Administrator, all persons who are, during a Window Period, Employees residing outside the United States shall be given the opportunity to purchase Plan Shares during such Window Period. All purchases shall be within the limits set forth in Section 6.2 hereof. In the event that the Board terminates the Plan, no Employee or Director shall have the right to purchase Plan Shares pursuant to Article 6 hereof in any Window Period commencing subsequent to such termination. Each Participant's eligibility for grants of Options pursuant to
Article 7 hereof shall be contingent upon the Participant's purchasing Plan Shares, as set forth in Article 6 hereof.

                       ARTICLE 6. PURCHASES OF PLAN SHARES

          6.1 Plan Share Purchases. An Employee or Director shall only be entitled to purchase Plan Shares during a Window Period if such Employee or Director is an Employee or Director, as the case may be, during such Window Period. Each Plan Share purchased by a Participant under this Plan shall entitle the Participant to be granted an Option to purchase a specified number of Shares, as set forth in Article 7 herein. Purchases of Shares by Participants other than pursuant to this Plan shall not entitle Participants to receive Option grants under Article 7 herein.

          6.2 Maximum and Minimum Plan Share Purchases. All Plan Share purchases shall occur during a Window Period. The purchase price of the Plan Shares purchased shall be determined pursuant to the provisions of Section 6.3 hereof. For each Window Period, the maximum aggregate Fair Market Value of Plan Shares which may be purchased by an Employee or Director is the greater of $50,000 or twice an Employee's annual salary in effect on the first day of the applicable Window Period, and, in addition, for each two year period, the Maximum Aggregate Fair Market Value of Plan Shares which may be purchased by an Employee is twice an Employee's annual salary in effect at any time during such two year period, unless the Committee approves a higher limit on a case-by case basis with respect to specific Employees or Directors. For any Window Period, no Employee shall be permitted to purchase Plan Shares having an aggregate Fair Market Value equal to less than one half of one percent of Base Salary for that Window Period. For any Window Period, there shall be no minimum number of Plan Shares which must be purchased by Directors, provided that the number of Shares purchased by any Director must be a whole number.

          6.3 Purchase Price. The price of each Plan Share purchased under this Plan shall equal the Fair Market Value of a Share on the last trading day of the applicable Window Period.

          6.4 Procedure for Purchasing Plan Shares. A Participant who desires to purchase Plan Shares shall notify the Plan Administrator, in writing, of the number of Plan Shares to be purchased, and of the desired manner of paying for the Plan Shares. Subject to Section 6.2 hereof, all applicable rules and regulations of the United States Securities and Exchange Commission, and the Plan Administrator's ability to reduce the number of Plan Shares to be purchased to a whole number, the Plan Administrator shall cause to be issued from the Company or shall purchase, on behalf of the Participant, the number of Plan Shares indicated by the Participant, within thirty (30) days after the end of the applicable Window Period. The Plan Administrator shall establish an account in the name of each Participant, for the purpose of administering the Plan Shares purchased by each Participant. The Plan Administrator shall have the discretion to establish rules and procedures for purchasing Plan Shares on behalf of Participants, and for administering the Plan Share accounts of Participants.

          In addition, the Plan Administrator shall provide each Participant who purchases Plan Shares with an Award Agreement, setting forth the terms and provisions applicable to the Plan Shares purchased, and the Options granted to the Participant in connection with the purchase of Plan Shares. Purchases requested by Employees or Directors who fail to execute the Award Agreement tendered by the Plan Administrator may be voided by the Plan Administrator. Subject to the terms of the Plan and any terms approved by the Committee, and to the conditions placed on each Plan Share purchase opportunity, each Participant shall satisfy the purchase price for Plan Shares by paying cash in one lump sum to the Plan Administrator. If permitted by the Plan Administrator, an Employee may satisfy the purchase price for Plan Shares by payroll deductions or a combination of cash and payroll deductions. In addition, if permitted by applicable law and the Plan Administrator, the Company may loan an Employee or Director sufficient funds to satisfy all or a portion of the purchase price for Plan Shares. The terms of any such loan shall be determined by the Committee.

          In the event that any Participant whom the Plan Administrator permits to pay for Plan Shares through payroll deductions subsequently directs the Plan Administrator to cease making payroll deductions before all Plan Shares which the Participant previously indicated he desired to purchase are Fully Paid, then
(i) the Participant will forfeit all Plan Shares which are not then Fully Paid,
(ii) the Participant will forfeit all Options related to any Plan Shares which are not then Fully Paid and (iii) all Options related to any Fully Paid Plan Shares will be subject to the Option forfeiture provisions contained in Article 8 hereof. The Participant's Award Agreement will be revised to indicate the forfeited Plan Shares and Options and the Option forfeiture requirements described in Article 8 applicable to any other Options.

          6.5 Holding Period for Plan Shares. Subject to the terms of this Plan, all Plan Shares which have been purchased shall be delivered (a) two (2) years from the date of purchase, if the Participant received one or two Options for each Plan Share purchased (which Options vest in full two years after the grant date) or (b) three (3) years from the date of purchase if the Participant received three Options for each Plan Share purchased (which Options vest in full three years after the grant date), provided that such Shares are Fully Paid. To the extent that a Plan Share is Fully Paid prior to the end of the two (2) or three (3) year holding period, whichever is applicable (the "Holding Period"), and subject to the option forfeiture provisions set forth in Article 8 hereof, a Participant who is an Employee or Director at the time of the requested transfer, shall be entitled to sell or otherwise transfer or convey the Plan Shares (it being understood that the Plan Administrator shall have sole discretion to determine the extent to which a Plan Share is Fully Paid during the Holding Period, subject to Section 6.4 hereof).

          Participants desiring to sell, transfer, or otherwise convey a Fully Paid Plan Share prior to the end of the appropriate Holding Period shall submit a request in writing to the Plan Administrator for delivery of a Share certificate representing such Plan Share. Such request shall be accompanied by the Participant's Award Agreement, representing the grant of Options in connection with the purchase of the Plan Share. If the Plan Administrator determines that the Plan Share is Fully Paid, then the Plan Administrator shall deliver to the Participant a fully executed Share certificate, representing such Plan Share, and shall document in the Award Agreement of the Participant the corresponding change in Option forfeiture requirements of the Plan (as set forth in Article 8 hereof).

          In the event that prior to the end of the applicable Holding Period, a Participant's employment with the Company or service as a Director of the Company terminates, as the case may be, the terms of Article 9 hereof shall govern the treatment of outstanding Plan Shares.

          6.6 Voting Rights. During the applicable Holding Period described in
Section 6.5 hereof and until such Shares are transferred and/or sold, Participants who have purchased Plan Shares shall be entitled to exercise full voting rights with respect to such Plan Shares.

          6.7 Dividends and Other Distributions. During the applicable Holding Period described in Section 6.5 hereof, Participants who have purchased Plan Shares shall be entitled to receive all dividends and other distributions (if any) paid with respect to such Plan Shares while they are so held, provided that any such distributions or dividends may be subject to the terms of any outstanding purchase loan programs. If any such dividends or distributions are paid in Shares, the Shares shall be converted into additional Plan Shares, and shall be subject to the same restrictions on transferability and forfeitability as the Plan Shares with respect to which they were paid.

          6.8 Award Agreement. Each purchase of Plan Shares shall be evidenced by an Award Agreement, setting forth relevant terms and provisions applicable to the Plan Shares and to the corresponding grant of Options.

                            ARTICLE 7. STOCK OPTIONS

          7.1 Option Grants. Subject to the terms and provisions of the Plan, Options shall be granted to Participants upon the purchase of Plan Shares as of the last day of the Window Period during which such Plan Shares have been purchased. The number of Options to be granted in connection with each purchase of Plan Shares shall be determined by the Committee in its sole and absolute discretion, provided that the minimum number of Shares subject to an Option granted in connection with the purchase of each Plan Share shall be one (1) and the maximum number shall be three (3). The Committee may or may not consider the performance of the Company in determining the number of Options to be granted in connection with each purchase of Plan Shares.

          The Committee may determine to permit a Participant to select to receive either (a) two Options for each Plan Share purchased, which Options will vest in full two years after the date of grant or (b) three Options for each Plan Share purchased, which Options will vest in full three years after the grant date.

          The multiple or choice of multiples selected by the Committee shall apply to all Plan Share purchases during the applicable Window Period. Prior to or at the beginning of the relevant Window Period, the multiple or choice of multiples shall be communicated to all eligible Employees and Directors.

          Upon the termination of the applicable Holding Period for Plan Shares set forth in Section 6.5, and providing such Plan Shares are Fully Paid, the Committee may, in its discretion, offer a Participant an opportunity to receive additional Options ("Additional Options") if the Participant agrees to continue to hold such Plan Shares for a specified period of time. The number of Additional Options to be granted, the period of time during which the Participant will be required to continue to hold such Plan Shares and the Participants, if any, who will be given the opportunity to receive Additional Options, shall be determined by the Committee in its discretion. The Committee shall determine the terms of any such Additional Options, consistent with the provisions of this Plan, provided that the Option Price for each such Additional Option shall equal the Fair Market Value of a Share on the date the Additional Option is granted. Each agreement to continue to hold Plan Shares shall be evidenced by an agreement (a "Rollover Agreement"), setting forth relevant terms and provisions applicable to the agreement to continue to hold such Plan Shares and to the corresponding grant of Additional Options.

          7.2 Option Price. The Option Price for each Option granted under this Plan in connection with the purchase of Plan Shares shall equal the Fair Market Value of a Share on the last trading day of the Window Period during which the Option shall have been granted.

          7.3 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no option shall be exercisable later than ten years and one day from the date on which the Option was granted.

          7.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that no Option shall be exercisable within two years after the date of its grant other than in connection with a Change in Control; and provided further that the exercise provisions of each Option shall be consistent with Article 8 hereof.

          7.5 Payment. Options shall be exercised by the delivery of a written notice of exercise to the Plan Administrator, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

          The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of both such approaches.

          The Committee also may allow cashless exercises as permitted under the Federal Reserve Board's Regulation T or by any other means which the Committee determines to be consistent with the Plan's purposes, subject to compliance with all applicable laws, rules and regulations and the receipt of all applicable approvals,.

          As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount, based upon the number of Shares purchased under the Option(s).

          7.6 Restrictions on Share Transferability. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of Nasdaq or any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

          7.7 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During a Participant's lifetime, all Options granted to a Participant under the Plan shall be exercisable only by such Participant, except as set forth in
Section 7.9 hereof.

          7.8 No Rights as a Shareholder. Prior to the purchase of Shares pursuant to an Option, a Participant shall not have the rights of a shareholder with respect to such Shares.

          7.9 Exercise of Options With Respect to Incapacitated Participants. If a Participant, who has met the applicable Holding Period described in Section
6.5 hereof or has completed five (5) years of continuous employment or service as a Director subsequent to the purchase of Plan Shares, is under a legal disability or in the Committee's opinion incapacitated in any way so as to be unable to manage his or her financial affairs, the Committee may allow such Participant's legal representative to exercise the Participant's Options on behalf of the Participant. Actions taken pursuant to this Section by the Committee shall discharge all liabilities under the Plan.

                 ARTICLE 8. PREMATURE DISPOSITION OF PLAN SHARES

          Except as otherwise provided in Section 6.2 and Section 9.1, in the event a Plan Participant (i) sells, transfers or otherwise conveys a Fully Paid Plan Share prior to the end of the applicable Holding Period described in
Section 6.5 hereof or prior to the end of any Holding Period specified by the Committee in connection with the grant of Additional Options, or (ii) directs the Plan Administrator to cease making payroll deductions before all Plan Shares which the Participant previously indicated he desired to purchase are Fully Paid, then in each such case, the Options (or Additional Options, as applicable) shall automatically be forfeited, unless the Committee shall determine, in its sole and absolute discretion, that the Participant has suffered hardship and such hardship has caused such Participant to effect any of the actions discussed in (i) or (ii) of the first sentence of this Article 8. In the event of such determination by the

Committee, and if no loan from the Company was used to purchase such Plan Shares, such Plan Options (or Additional Options) shall not be forfeited, provided, however, that the right to exercise such Options granted in connection with the purchase of a Fully Paid Plan Share (or Additional Options, as applicable) shall be contingent upon the Participant's completion of five (5) years continuous employment with the Company or any of its subsidiaries or service as a Director of the Company, subsequent to (a) the last day of the Window Period in which the Participant agreed to purchase such Plan Share or (b) with respect to Additional Options, the date of the Rollover Agreement.

                      ARTICLE 9. TERMINATION OF EMPLOYMENT
                            OR SERVICE AS A DIRECTOR

          9.1 Termination by Reason of Death, Disability or Retirement. In the event the employment or service as a Director of a Participant is terminated by reason of death, Disability, or Retirement, the following provisions shall apply:

          (a) Treatment of Plan Shares. The Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination or termination of service as a Director (in the case of Disability, the Plan Administrator shall determine the date that employment or service as a Director is deemed to have terminated). If, at the time of employment termination or termination of service as a Director, the Participant has not Fully Paid all outstanding Plan Shares purchased, the number of Plan Shares which shall be deemed Fully Paid shall be determined at the sole discretion of the Plan Administrator, subject to Section 6.4 hereof.

               All outstanding Plan Shares which are not Fully Paid as of the date of employment termination or termination of service as a Director (as determined by the Plan Administrator, subject to Section 6.4) shall be forfeited to the Company, and shall once again become available for purchase under the Plan.

               If a Participant's death, Disability, or Retirement occurs after the delivery of Plan Shares to him or her, such Plan Shares shall not be affected by the employment termination or termination of service as a Director.

          (b) Treatment of Stock Options. All outstanding Options granted to the Participant corresponding to Plan Shares Fully Paid for prior to the Participant's termination of employment or termination of service as a Director which are then exercisable (and, accordingly, which have been held at least two years from the grant date) (collectively, the "Covered Options"), shall not be forfeitable pursuant to Article 8 (if applicable) in the event of death or Disability, but shall be forfeitable pursuant to Article 8 (if applicable) in the event of Retirement and, if not so forfeitable, shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of death, Disability, or Retirement, whichever period is shorter, by the Participant or by such person or persons that have acquired the Participant's rights under the Option by will or by the laws of descent and distribution. The Plan Administrator shall, in all cases, determine the date of employment termination or termination of service as a Director. All Options granted to the Participant pursuant to the Plan other than the Covered Options shall be forfeited and shall once again be available for grant under the Plan.

          (c) Amounts Subject to Dispute. If at the time of a Participant's death, the Plan Administrator is unable to determine what person, persons or entity is entitled to exercise Options on behalf of the Participant, the Plan Administrator shall not be required to implement any directions to exercise such Options or deliver Plan Shares to any such person, persons or entity during the pendency of such dispute. Neither the Plan Administrator, the Committee or the Company shall be responsible for a failure to implement such exercise instructions or to deliver such Plan Shares during the pendency of such dispute, notwithstanding the fact that such Plan Shares or Options may diminish in value or expire during the pendency of such dispute.

          9.2 Disqualifying Termination. In the event that the Company or its subsidiaries terminates the employment or service as a Director of a Participant as a result of a Disqualifying Termination, the following provisions shall apply:

          (a) Treatment of Plan Shares. The Participant will be credited with all Plan Shares which are Fully Paid as of the date of termination. The number of Plan Shares which are Fully Paid as of such date shall be determined according to the guidelines set forth in Section 9.1 (a) hereof. All outstanding Plan Shares which are not Fully Paid as of the date of termination shall be forfeited to the Company and shall once again become available for purchase under the Plan.

               Plan Shares which have been delivered to a Participant prior to termination shall not be affected by this provision.

          (b) Treatment of Stock Options. Upon such a termination, a Participant shall forfeit all Options, which Options shall thereafter once again become available for grant under the Plan.

          9.3 Other Termination. In the event a Participant's employment or service as a Director is terminated for reasons other than death, Disability, Retirement or a Disqualifying Termination, the following provisions shall apply:

          (a) Treatment of Plan Shares. The Participant will be credited with all Plan Shares which are Fully Paid as of the date of employment termination or termination of service as a Director. The number of Plan Shares which are Fully Paid as of such date shall be determined according to the guidelines set forth in Section 9.1 (a) hereof. All outstanding Plan Shares which are not Fully Paid as of the date of employment termination or termination of service as a Director shall be forfeited to the Company and shall once again become available for purchase under the Plan.

               Plan Shares which have been delivered to a Participant prior to employment termination or termination of service as a Director shall not be affected by this provision.

          (b) Treatment of Stock Options. Upon such a termination, a Participant shall forfeit (i) all Options for which the requirements of Article 8 (if applicable) have not been met, and (ii) all other Options granted to the Participant under the Plan which do not constitute Covered Options.

               Covered Options for which the requirements of Article 8 (if applicable) have been met may be exercised by the Participant within the period beginning on the effective date of employment termination or termination of service as a Director, and ending three (3) months after such date.

     Notwithstanding any provision in this Plan to the contrary, in the event that an Employee continues to serve as a Director or consultant to the Company or any of its subsidiaries after such Employee ceases to be employed by the Company or any of its subsidiaries, the Board shall have the discretion to provide that the Employee shall, for purposes of this Plan, be deemed to continue in the employment of the Company until such time that such person ceases to serve as a Director of, consultant to or Employee of the Company or any of its subsidiaries.

                       ARTICLE 10. RIGHTS OF PARTICIPANTS

          Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any participating Employee's employment at any time or to dismiss any participating Director at any time, nor confer upon any Participant any right to continue in the employ of the Company or as a Director of the Company.

                          ARTICLE 11. CHANGE IN CONTROL

          11.1 Options. All Options granted hereunder corresponding to Fully Paid Shares (as determined by the Plan Administrator) shall become fully exercisable upon the occurrence of a Change in Control Event, and all other Options granted hereunder shall be forfeited upon the occurrence of a Change in Control Event. For purposes of this Plan, a merger or consolidation which would constitute a Change in Control Event and a sale of assets which would constitute a Change in Control Event are hereinafter referred to as "Article 11 Events". In the event of an Article 11 Event, each outstanding Option shall be assumed or an equivalent benefit shall be substituted by the entity determined by the Board of Directors of the Company to be the successor corporation. However, in the event that any such successor corporation does not agree in writing, at least 15 days prior to the anticipated date of consummation of such Article 11 Event, to so assume or substitute each such Option, then each Option not so assumed or substituted shall be deemed to be fully vested and exercisable 15 days prior to the anticipated date of consummation of such Article 11 Event. If an Option is not so assumed or subject to such substitution, the Plan Administrator shall notify the holder thereof in writing or electronically that (a) such holder's Option shall be fully exercisable until immediately prior to the consummation of such Article 11 Event and (b) such holder's Option shall terminate upon the consummation of such Article 11 Event. For purposes of this
Article 11, an Option shall be considered assumed if, following consummation of the applicable Article 11 Event, the Option confers the right to purchase or receive, for each share of Common Stock subject to the Option immediately prior to the consummation of such Article 11 Event, the consideration (whether stock, cash or other securities or property) received in such Article 11 Event by holders of Common Stock for each share of Common Stock held on the effective date of such Article 11 Event (and, if holders of Common Stock are offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in such Article 11 Event is not solely common stock of such successor, the Plan Administrator may, with the consent of such successor corporation, provide for the consideration to be received in connection with such Option to be solely common stock of such successor equal in fair market value to the per share consideration received by holders of Common Stock in the Article 11 Event.

          11.2 Shares. The Company shall deliver all Plan Shares which are Fully Paid (as determined by the Plan Administrator) as of the effective date of a Change in Control Event and all remaining Plan Shares shall be forfeited to the Company.

               ARTICLE 12. AMENDMENT, MODIFICATION AND TERMINATION

          12.1 Amendment, Modification and Termination. With the approval of the Board, and any shareholder approval required by applicable law or regulation, at any time and from time to time, the Committee may terminate, amend or modify the Plan. Any such termination shall be effective with respect to all subsequent Window Periods.

          12.2 Awards Previously Granted. No termination, amendment or modification of the Plan shall adversely affect in any material way any Plan Share previously purchased or Option previously granted under the Plan, without the written consent of the Participant holding such Plan Share or Option.

                             ARTICLE 13. WITHHOLDING

          13.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan.

          13.2 Share Withholding. With respect to withholding required upon the exercise of Options, upon the purchase of Plan Shares, or upon any other taxable event hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and comply with all procedures established by the Committee for Share withholding.

          In addition, subject to the approval of the Committee, Participants may satisfy the tax withholding obligation arising as a result of any taxable event occurring hereunder, by remitting to the Plan Administrator previously held Shares having an aggregate Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction; provided, however, that any Shares which are so tendered must have been beneficially owned by the Participant for at least six (6) months prior to the date of their tender.

                           ARTICLE 14. INDEMNIFICATION

          Each person who is or shall have been a member of the Committee, the Board, or the Plan Administrator, and each agent retained by the Plan Administrator, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken in good faith or any good faith failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                             ARTICLE 15. SUCCESSORS

          All obligations of the Company under the Plan, with respect to Plan Shares purchased and Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

                         ARTICLE 16. LEGAL CONSTRUCTION

          16.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

          16.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

          16.3 Requirements of Law. The purchase of Plan Shares, the granting of Options, and the issuance of Shares under the Plan, shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          16.4 Governing Law. To the extent not pre-empted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New Jersey.

                                                                   Appendix 1

                                      PROXY
                                VITAL SIGNS, INC.
             THIS PROXY FOR HOLDERS OF COMMON STOCK IS SOLICITED BY
                             THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 29, 2003

The shareholder of Vital Signs, Inc. (the "Company") whose signature appears on the reverse side hereof hereby appoints Fred Schiff, Jay Sturm and Richard Feigel, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's headquarters, 20 Campus Road, Totowa, New Jersey, on Monday, September 29, 2003, at 10:00 a.m. local time, or any adjournment thereof.


The proposals set forth below are more fully described in the Vital Signs, Inc. Proxy Statement dated September 2, 2003 (the Proxy Statement).

1. ELECTION OF DIRECTORS (for the terms described in the Proxy Statement):

         [ ]  FOR all of the nominees listed below                    [ ]  WITHHOLD AUTHORITY
              (except as indicated to the contrary below)                  to vote for election of directors

NOMINEES (to be elected by the holders of Common Stock): David J. Bershad, Anthony J. Dimun, Howard W. Donnelly, Richard L. Robbins and
George A. Schapiro.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------
2. APPROVAL OF VITAL SIGNS 2003 INVESTMENT PLAN:

         [ ]  FOR                 [ ]  AGAINST            [ ]  ABSTAIN

In their discretion, the above named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

This proxy will be voted as directed. If not otherwise specified, this proxy will be voted FOR the election of the director nominees named in Item 1 or if any one or more of the nominees becomes unavailable, FOR another nominee or nominees to be selected by the Board of Directors and FOR the approval of the Vital Signs 2003 Investment Plan.

         Dated:____________________________________________, 2003

         ________________________________________________________

         ________________________________________________________

         (Signature of Shareholder(s))

         Please sign name exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as it appears.


PLEASE MARK, SIGN, DATE AND RETURN IMMEDIATELY





                         STATEMENT OF DIFFERENCES
                         ------------------------
The section symbol shall be expressed as................................ 'SS'